UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2025

CNL STRATEGIC RESIDENTIAL CREDIT, INC.

(Exact name of registrant as specified in its charter)

maryland	000-56755	33-3001463
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On December 31, 2025, CNL Strategic Residential Credit, Inc. (referred to herein as “we”, “us”, “our” or the “Company”) and Valley National Bank, a Tennessee banking corporation, (referred to as “Valley National Bank”) entered into a Loan and Security Agreement (the “Loan Agreement”) for a revolving line of credit (the “Line of Credit”) for up to Fifteen Million Dollars ($15,000,000.00), subject to the Company’s available borrowing base. Prior to the initial closing of the Company’s initial private offering (“Initial Closing”), available borrowing base will be equal to sixty percent (60%) of outstanding uncalled capital commitments. Following the Initial Closing, available borrowing base will be equal to one hundred percent (100%) of the amount held with the Company’s escrow agent, UMB Bank, N.A. The Company is required to pay interest on any borrowed amounts under the Line of Credit at a rate per year equal to the term secured overnight financing rate plus 2.75%.

Advances under the Line of Credit shall be repaid upon the earlier of the following: (i) 90 days from the date such advance was made and (ii) the line of credit maturity date. Unless extended, the Line of Credit has a maturity date of December 31, 2026. In connection with the Line of Credit, the Company paid a commitment fee to Valley National Bank of Thirty-Seven Thousand Five Hundred Dollars ($37,500.00) plus the payment of Valley National Bank’s expenses associated with the Line of Credit.

The Company may prepay, without penalty, all or any part of the borrowings under the Loan Agreement at any time. Under the Loan Agreement, the Company is required to comply with certain covenants including the requirement to provide certain financial and compliance reports to Valley National Bank. As described in the Loan Agreement, the Company is required to maintain accounts with Valley National Bank, including to contribute proceeds from the Company’s offering, as a pledge of collateral to pay down the outstanding debt to the extent there are any borrowings outstanding under the Loan Agreement. The foregoing description of the Loan Agreement in this Item 1.01 does not purport to be complete in scope and is qualified in its entirety by the full text of such agreement included as an exhibit and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Loan Agreement with Valley National Bank is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Loan Agreement, dated December 31, 2025, between the Company and Valley National Bank
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Cautionary Note Regarding Forward-Looking Statements

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the items described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on the beliefs and assumptions of the Company’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “will,” “estimates” or similar expressions that indicate future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Any forward-looking statement made by us in this Current Report is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements include the risks associated with the Company’s ability to pay distributions and the sources of such distribution payments, the Company’s ability to locate and make suitable investments, the economy and the broader financial markets, which may have a significant negative impact on the Company’s financial condition, results of operations, cash flows and net asset value per share and other risks described in the other documents filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2026		CNL Strategic Residential Credit, Inc. a Maryland Corporation

	By:	/s/ Chirag J. Bhavsar
Chirag J. Bhavsar Chief Executive Officer